UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2020

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road

Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2020, the Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (the “Company”) appointed Barry G. Steele as the Company’s Executive Vice President and Chief Financial Officer, effective upon the filing of the Company’s Form 10-K for the period ended December 31, 2019.

Mr. Steele, 49, brings a strong track record of accomplishments with more than 22 years of senior-level financial experience. He previously served as Chief Financial Officer of Horizon Global Corporation (“Horizon”), a leading manufacturer of branded towing and trailering equipment.  Prior to Horizon, Mr. Steele served as Vice President of Finance and Chief Financial Officer of Gentherm Incorporated from 2004 to 2018. Gentherm Incorporated is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling temperature control applications for the automotive and medical markets. From 1997 to 2004, Mr. Steele held various finance positions with Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry, including Chief Accounting Officer, Chief Financial Officer, Corporate Controller, Treasurer and Financial Reporting Manager.  From 1993 to 1997, Mr. Steele was Senior Auditor with Price Waterhouse LLP.

In connection with Mr. Steele’s appointment as Chief Financial Officer, the Company entered into an Employment Agreement, effective as of March 11, 2020, with Mr. Steele (the “Employment Agreement”), which formalized the terms of, and superseded in its entirety, an offer letter previously entered into by the Company and Mr. Steele on March 7, 2020. The Employment Agreement is considered “at will”. Accordingly, the Employment Agreement and Mr. Steele’s employment thereunder may be terminated at any time by either party.

 Under the Employment Agreement, Mr. Steele will receive a base salary of $275,000 and is eligible for an annual performance bonus of up to 40% of his base salary, or $110,000, based upon satisfaction of performance objectives to be developed by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Steele is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. In addition, Mr. Steele will receive a sign-on bonus in the amount of $50,000.

Contingent on approval of the Compensation Committee, Mr. Steele will also receive stock options to purchase a total of 50,000 shares of the Company’s common stock at an exercise price equal to the average closing public market price on the NYSE American for such shares during the five consecutive trading days preceding their grant date. The options would vest annually over a three-year period, with 1/3rd vesting on each anniversary of their grant date, provided Mr. Steele remains employed by the Company through such vesting dates. The options would expire on, and may not be exercised after, the fifth anniversary of their grant date.

Contingent on approval of the Compensation Committee, Mr. Steele will also receive 30,000 restricted stock units of the Company’s common stock. The restricted stock would vest in full on the third anniversary of their grant date, provided Mr. Steele remains employed by the Company through such vesting date.

Under the Employment Agreement, if Mr. Steele’s employment is terminated due to his death or permanent disability, Mr. Steele will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year (“Bonus Amount”) as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off (“PTO”) earned through the date of his death or permanent disability; (iv) unreimbursed amounts to which he is entitled to reimbursement under the Employment Agreement; and (v) limited death, disability, and/or income continuation benefits. Upon termination of Mr. Steele’s employment by reason of involuntary termination other than a “Termination for Cause” (as defined in the Employment Agreement), Mr. Steele will be entitled to receive: (i) any unpaid base salary earned through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) any accrued but unpaid PTO; (iv) any unpaid reimbursements through the date of such termination; (v) a severance payment, in an aggregate amount equal to three months of Mr. Steele’s then-current base salary; and (vi) three months of COBRA coverage. The severance payments and benefits specified in the immediately foregoing clauses (v) and (vi) will be contingent upon Mr. Steele’s execution and delivery of an unconditional general release, in a form satisfactory to the Company. If Mr. Steele is involuntarily terminated by the Company pursuant to a “Termination for Cause” (as defined in the Employment Agreement), Mr. Steele will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) any accrued but unpaid PTO; and (iv) unreimbursed amounts to which he is entitled under the Employment Agreement.

The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company intellectual property, non-competition and non-solicitation provisions applicable to the duration of Mr. Steele’s employment and thereafter.

There is no arrangement or understanding with any person pursuant to which Mr. Steele is being appointed by the Company. There are no family relationships between Mr. Steele and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified entirely by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Additionally, as part of Mr. Steele’s appointment, the responsibilities of Mr. Wesley Winnekins as Interim Chief Financial Officer and the Company’s principal financial officer will conclude with the filing of the Company’s Form 10-K for the period ended December 31, 2019.

Item 7.01.      Regulation FD.

On March 12, 2020, the Company issued a press release announcing the foregoing matters. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between InfuSystem Holdings, Inc. and Barry G. Steele, effective March 11, 2020.
99.1	Press Release of InfuSystem Holdings, Inc. dated March 12, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and Chief Executive Officer

Dated: March 12, 2020